EXHIBIT 10.1


                                                                  EXECUTION COPY

                                     RED OAK
                          PROJECT COMPLETION AGREEMENT

         This PROJECT COMPLETION AGREEMENT (this "AGREEMENT"), is entered into and is dated as of November 16, 2001 (the "EFFECTIVE DATE"), by and between RAYTHEON COMPANY, a corporation organized under the laws of Delaware ("RAYTHEON"), and WASHINGTON GROUP INTERNATIONAL, INC., a corporation organized under the laws of Ohio ("CONTRACTOR"), and each of the foregoing are hereinafter referred to as a "PARTY" and collectively as the "PARTIES".

         WHEREAS, AES Red Oak, LLC, a limited liability company organized under the laws of Delaware ("AES" or "OWNER") and Contractor entered into that certain Engineering, Procurement and Construction Contract, dated as of October 15, 1999 (as amended, the "CONSTRUCTION CONTRACT") relating to the performance of certain engineering, procurement and construction services with respect to the 800 MW natural gas fire, combined cycle generating plant, at Sayreville, New Jersey (the "PROJECT");

         WHEREAS, pursuant to that certain Guaranty No. 2381 made and effective as of October 15, 1999, made by Raytheon in favor of AES (the "GUARANTY") Raytheon guaranteed the payment and performance of Contractor's obligations under the Construction Contract;

         WHEREAS, on May 14, 2001, Contractor and its ultimate corporate parent, Washington Group International, Inc., a corporation organized under the laws of Delaware ("WGI DELAWARE") filed voluntary bankruptcy petitions (the "BANKRUPTCY FILING") in the United States Bankruptcy Court (the "BANKRUPTCY COURT") for the District of Nevada;

         WHEREAS, the Parties hereto acknowledge that Owner made a demand on Raytheon to perform its obligations under the Guaranty to complete the Project;

         WHEREAS, Raytheon, in performance of the Guaranty, entered into that certain Interim Agreement dated as of June 20, 2001, by and among, Raytheon, Contractor and Owner (as amended, the "INTERIM AGREEMENT"), pursuant to which the parties thereto agreed on an interim basis, among other things, (i) that Contractor would continue to perform the Services for the limited period covered by such Interim Agreement, (ii) that to a limited extent, Owner, and thereafter Raytheon, would reimburse the completion costs incurred by Contractor in accordance with the terms of such Interim Agreement, and (iii) that all future payments by Owner under the Construction Contract would be directly to Raytheon; and

         WHEREAS, pursuant to the Interim Agreement, as amended by Amendment No. 7 dated as of September 7, 2001, Raytheon, Contractor and Owner agreed to "proceed expeditiously and in good faith to prepare and to enter into a definitive form of Project Completion Agreement having substantially the terms set forth in the Term Sheet attached as Exhibit 1 [t]hereto, and such other terms as are consistent therewith and that are acceptable to the parties," in order for Raytheon to complete the Services on the Project and discharge its obligations to the Owner;

         NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, and in consideration of the mutual promises and covenants set forth herein, the Parties hereto hereby agree as follows:

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SECTION 1.   DEFINITIONS.
             ------------

        1.1. "Accrued Costs" has the same meaning set forth in Section 5.2.5 hereof.

        1.2. "AES" or "Owner" means AES Red Oak, LLC, a limited liability company organized under the laws of Delaware.

        1.3. "Affiliate" means any entity, person, partnership, joint venture, corporation, limited liability company or other form of enterprise, domestic or foreign, including, but not limited to, parents and subsidiaries, which directly controls, is controlled by, or is under common control with the subject Party.

        1.4. "Allowable Costs" has the same meaning set forth in Section 5.2.5 hereof.

        1.5. "Assigned Vendor Contracts" means those Project subcontracts, and to the extent necessary, purchase orders, assigned to Raytheon or its designee by Contractor, pursuant to Section 365 of the Bankruptcy Code, a list of which is provided on SCHEDULE 3.1.2 attached hereto.

        1.6. "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, codified at 11 U.S.C.ss.ss.101-1330.

        1.7. "Bankruptcy Court" means the United States Bankruptcy Court for the District of Nevada before which the Bankruptcy Filing was made.

        1.8. "Bankruptcy Filing" means those certain voluntary bankruptcy petitions filed on May 14, 2001 by Contractor and WGI Delaware.

        1.9. "Bi-Weekly Project Estimate" has the meaning set forth in Section
5.2 hereof.

        1.10. "Bi-Weekly Project Statement" has the meaning set forth in Section
5.6 hereof.

        1.11. "Budget" has the meaning set forth in Section 4.3.1 hereof.

        1.12. "Claims" has the meaning set forth in Section 6.2 hereof.

        1.13. "Construction Contract" means that certain Engineering, Procurement and Construction Contract, dated as of October 15, 1999 as amended and in effect from time to time relating to the performance of certain engineering, procurement and construction services with respect to the Project.

        1.14. "Contractor" means Washington Group International, Inc, a corporation organized under the laws of Ohio, and the successor by merger to Raytheon Engineers and Constructors, Inc.

        1.15. "Contractor Obligations" has the meaning set forth in Section 4.1 hereof.

        1.16. "Cure Costs" has the meaning set forth in Section 3.5 hereof.

        1.17. "Estimated Weekly Costs" has the meaning set forth in Section
5.2.6 hereof.


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        1.18. "Guaranty" means that certain Guaranty No. 2381 made and effective as of October 15, 1999 made by Raytheon in favor of AES pursuant to the Construction Contract.

        1.19. "Indemnitees" has the meaning set forth in Section 7.1 hereof.

        1.20. "Interim Agreement" means that certain Interim Agreement dated as of June 20, 2001, as amended and extended from time to time, by and among, Raytheon, Contractor and Owner pursuant to which the parties thereto agreed on an interim basis, among other things, (i) that Contractor would continue to perform the Services for the limited period covered by such Interim Agreement,
(ii) that to a limited extent, Owner, and thereafter Raytheon, would reimburse the completion costs incurred by Contractor in accordance with the terms of such Interim Agreement, and (iii) that all future payments by Owner under the Construction Contract would be paid directly to Raytheon.

        1.21. "Key Persons" has the meaning set forth in Section 4.5.3 hereof.

        1.22. "Key Vendors and Subcontractors" means those vendors and subcontractors listed on SCHEDULE 3.6 hereof.

        1.23. "Labor Costs" has the meaning set forth in Section 5.2.2 hereof.

        1.24. "New Vendor Contracts" has the meaning set forth in Section 3.7 hereof.

        1.25. "Non-Executory Contracts" has the meaning set forth in Section
3.1.2.1 hereof.

        1.26. "Out-of-Pocket Costs" has the meaning set forth in Section 5.2.3 hereof.

        1.27. "Owner Assumed Contracts" means those Project subcontracts, and to the extent necessary, purchase orders, assigned to Owner by Contractor, pursuant to Section 365 of the Bankruptcy Code, a list of which is provided on SCHEDULE
3.1.1 attached hereto.

        1.28. "Owner Payments" has the meaning set forth in Section 2.5 hereof.

        1.29. "Performance Period" has the meaning set forth in Section 4.5.1 hereof.

        1.30. "Pre-Petition Invoices" has the meaning set forth in Section 5.9 hereof.

        1.31. "Project" means the 800 MW combined cycle power plant being constructed at Sayreville, New Jersey, and shall have the same meaning as in the Construction Contract.

        1.32. "Project Agreements" means the Construction Contract, the Interim Agreement, and all other contracts, subcontracts, purchase orders, labor agreements, and other agreements for the provision of construction services in connection with the Project, and all other contracts, subcontracts, purchase orders, labor agreements, and other agreements for the provision of engineering, construction and procurement services in connection with the Project, together with all related purchase orders, job orders, change orders, extra work orders, amendments, modifications, subcontracts and similar agreements and any ancillary contracts entered into in connection with such contracts, subcontracts and agreements, such as any services agreements.

        1.33. "Project Completion Agreement" means this Project Completion Agreement.


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        1.34. "Project Liaisons" has the meaning set forth in Section 2.4 hereof.

        1.35. "Project Schedule" has the meaning set forth in Section 4.3.2 hereof.

        1.36. "Raytheon" means Raytheon Company, a corporation organized under the laws of Delaware.

        1.37. "Raytheon Guaranty" has the meaning set forth in Section 2.2 hereof.

        1.38. "Raytheon's Representative" has the meaning set forth in Section
2.3 hereof.

        1.39. "Red Oak Payment Account" has the meaning set forth in Section 5.1 hereof.

        1.40. "Services" shall have the same meaning as "Services" as defined in the Construction Contract.

        1.41. "Specified Obligations" has the meaning set forth in Section 6.4 hereof.

        1.42. "Staffing Plan" has the meaning set forth in Section 4.3.3 hereof.

        1.43. "Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of April 14, 2000 by and between Raytheon, Raytheon Engineers & Constructors International, Inc. and WGI Delaware

        1.44. "Taxes" has the meaning set forth in Section 5.2.4 hereof.

        1.45. "Term" means the period beginning upon the Effective Date and ending upon the date that Raytheon discharges all of its obligations to Owner with respect to all obligations of the Contractor under the Construction Contract, as more particularly set forth in Section 2.1.6 hereof.

        1.46. "Termination For Cause" has the meaning set forth in Section 9.1 hereof.

        1.47. "Termination For Convenience" has the meaning set forth in Section
9.4 hereof.

        1.48. "WGI Delaware" means Washington Group International, Inc., a Delaware corporation, and the direct parent of Contractor.

        1.49. "WGI Guaranty" has the meaning set forth in Section 10.1 hereof.

        1.50. Any capitalized terms not otherwise defined herein shall have the meaning or meanings assigned to them in the Construction Contract.


SECTION 2.   COMPLETION ARRANGEMENTS.
             ------------------------

        2.1. Contracting Structure. As set forth more particularly herein, and subject to the terms and conditions hereof,

             2.1.1. Contractor hereby agrees to, and shall, perform the Services.

             2.1.2. Raytheon shall fund all of the Contractor's costs and expenses related to Contractor's performance of the Services on a cost reimbursable basis.


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             2.1.3. Contractor's obligations under this Agreement shall be guaranteed by WGI Delaware, as more fully set forth in Section 10.1 hereof.

             2.1.4. The Parties hereby acknowledge that all payments made and obligations undertaken by Raytheon hereunder are made in performance of Raytheon's obligations under the Guaranty.

             2.1.5. This Agreement shall replace and supplant the Interim Agreement from and after November 17, 2001, and thereafter shall govern the relationships of the Parties with respect to the Project.

             2.1.6. Term. The Term of this Agreement shall begin upon the Effective Date and end upon the date on which Raytheon discharges all of its obligations to Owner with respect to all obligations of the Contractor under the Construction Contract, determined without reference to the effects of the rejection of the Construction Contract by the Contractor (as set forth in Section 3.4 hereof).

        2.2. Raytheon's Designees. Raytheon may, at its option, prior to or following the execution of this Agreement, delegate to one or more existing or newly formed domestic or foreign corporations, limited liability companies, partnerships or other entities, each and every one of its obligations hereunder, other than as set forth in this Section 2.2 or Section 10.2 hereof. If Raytheon delegates any of its obligations under this Agreement pursuant to this
Section 2.2, then Raytheon shall thereafter cause such delegatee to accept, assume and perform all such obligations. Nothing contained in this Section 2.2, nor any delegation hereunder, shall in any way limit, waive, modify or alter the primary obligations or liabilities of Raytheon under this Agreement. In the event that Raytheon delegates any of its obligations hereunder in accordance with this Section 2.2, and as a condition precedent to the effectiveness of such delegation, Raytheon, concurrently with such delegation, shall deliver to Contractor a Raytheon Guaranty in the form set forth on SCHEDULE 2.2 attached hereto (a "Raytheon Guaranty").

        2.3. Project Liaisons; Raytheon's Representative. Each of Raytheon and the Contractor have appointed the liaisons, indicated in SCHEDULE 2.3, to meet and discuss the Project on an ongoing basis (the "Project Liaisons"). For purposes of administering this Agreement and providing oversight and supervision to the Contractor, Raytheon's Project Liaison shall be appointed as Raytheon's Representative ("Raytheon's Representative"), and Contractor may conclusively rely upon the direction of Raytheon's Representative as the direction of Raytheon. Raytheon will make Raytheon's Representative reasonably available to the Contractor for purposes of administering this Agreement. In the absence of Raytheon's Representative, the Contractor may rely upon the direction of any of Raytheon's officers or employees set forth as an "Alternate" on SCHEDULE 2.3.

        2.4. Raytheon Access. Raytheon will be entitled to place a reasonable number of employees, consultants or representatives on-site at the Project and, during regular business hours, at the Contractor's Princeton offices to observe and supervise the performance by the Contractor of its obligations under this Agreement, and Raytheon and its representatives, including any third party consultant retained by Raytheon, will be permitted to have access to and examine and take copies of any documents, books, records, materials and other information, whether in tangible or electronic form, relating to the Project, including any and all engineering, procurement and construction documents, purchase orders, invoices, specifications, progress reports, plans and designs. With regards to access to Contractor's Princeton, New Jersey, offices,

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(i) access shall be given during normal business hours, and (ii) Raytheon's personnel shall be subject to Contractor's prior approval, such approval not to be unreasonably withheld or delayed. In addition to those personnel subject to the foregoing approval process, Contractor expressly will pre-approve and permit the persons listed on SCHEDULE 2.4 to have access to the Princeton facilities. The Contractor shall provide Raytheon with copies of all internal and external Project reports and correspondence as generated or received. The Project Liaisons will conduct monthly Project reviews and weekly progress meetings. The Contractor shall not designate a replacement Project Liaison without the consent of Raytheon, which consent shall not be unreasonably withheld or delayed.

        2.5. Owner Payments. All payments made by AES as the Project Owner after May 14, 2001, originally payable under the Construction Contract to Contractor, relating to Services performed on, prior to, or after May 14, 2001 on the Project (collectively, "Owner Payments"), shall instead be made by wire transfer to the bank account(s) set forth on SCHEDULE 2.5(a), except as provided for in, or paid pursuant to, the Interim Agreement. Concurrently with the execution and delivery of this Agreement, Contractor shall instruct AES, substantially in the form attached as SCHEDULE 2.5(b), to make all Owner Payments to such designated account. Any Owner Payments inadvertently received by the Contractor, including any Owner Payments received prior to the date of this Agreement, but after May 14, 2001, shall be immediately forwarded to Raytheon's designated bank account, and pending such remittance, shall be held in trust for Raytheon.

        2.6. Agreements with Owner. The Contractor shall not be authorized to enter into any arrangement with Owner which purports to modify or waive any of the Contractor Obligations.


SECTION 3.   PROJECT SUBCONTRACTS; REJECTION OF CONSTRUCTION CONTRACT.
             ---------------------------------------------------------

        3.1. Assignment of Contracts

             3.1.1. Owner Assumed Contracts. Pursuant to Section 365 of the Bankruptcy Code, the Contractor shall, in the Bankruptcy Court, assume and assign to Owner all of the Project subcontracts and purchase orders set forth on SCHEDULE 3.1.1 attached hereto (collectively "Owner Assumed Contracts "), if any.

             3.1.2. Assigned Vendor Contracts. Pursuant to Section 365 of the Bankruptcy Code, the Contractor shall, in the Bankruptcy Court, assume and assign to Raytheon (or its designees, subject to the provisions of Section 2.2 hereof), all of the Project subcontracts and purchase orders set forth on SCHEDULE 3.1.2 attached hereto (collectively "Assigned Vendor Contracts").

                    3.1.2.1. Non Executory Contracts. Pursuant to Section
             363(b)(1) of the Bankruptcy Code, the Contractor shall, in the Bankruptcy Court, assign to the Raytheon (or its designee(s)) all of its right, title and interest in and to the Project subcontracts and purchase orders set forth on Schedule 3.1.2.1 attached hereto (the "Non-Executory Contracts") and all rights thereunder. The Non-Executory Contracts shall be deemed to be, and shall be administered by Contractor as, Assigned Vendor Contracts for purposes of this Agreement. To the extent that any Non-Executory Contract is determined to be executory pursuant to Section 365(a) of the Bankruptcy Code, such Non-Executory Contract shall be deemed to

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             be an Assigned Vendor Contract or Owner Assumed Contract for
             purposes of this Agreement and the Contractor, pursuant to Section 365 of the Bankruptcy Code, and Section 3.1.1 or Section 3.1.2 hereof, shall assume and assign all of the right, title and interest in and to such Non-Executory Contract to Raytheon (or its designee(s)) or the Owner, as applicable. To the extent that any Owner Assumed Contract or Assigned Vendor Contract is determined to be non-executory pursuant to Section 365(a) of the Bankruptcy Code, such contract shall be deemed to be a Non-Executory Contract for purposes of this Agreement and the Contractor, pursuant to Section 363(b)(1) of the Bankruptcy Code, and Section 3.1.2.1 hereof, shall assign all of the right, title and interest in and to such Non-Executory Contract to Raytheon (or its designee(s)).

             3.1.3. Any Owner Assumed Contract subsequently assigned by Owner to Raytheon (or its designees), subject to applicable third party consents, shall be treated as an Assigned Vendor Contract for purposes of this Agreement.

             3.1.4. Any Assigned Vendor Contract subsequently assigned by Raytheon (or its designees) to Owner, subject to applicable third party consents, shall be treated as an Owner Assumed Contract for purposes of this Agreement.

        3.2. Owner's Agents. Contractor acknowledges and agrees that, Raytheon shall be designated as Owner's payment and purchasing agent for purposes of administering the Owner Assumed Contracts.

        3.3. Rejected Subcontracts and Purchase Orders. The Parties hereby acknowledge and agree that the Project subcontracts and purchase orders set forth on SCHEDULE 3.3 attached hereto (i) have not been assumed by Contractor,
(ii) have not been assumed and assigned by Contractor, pursuant to the terms of
Section 3.1 hereof, (iii) have been or will be rejected by Contractor in the bankruptcy proceeding in the Bankruptcy Court except to the extent such subcontracts and purchase orders are determined to not be executory, and (iv) notwithstanding anything to the contrary contained herein, Contractor shall have no obligation under this Agreement to administer, pay or perform such subcontracts and purchase orders. Contractor represents and warrants that, to Contractor's knowledge, when taken together, the subcontracts and purchase orders set forth on SCHEDULES 3.1.1, 3.1.2, 3.1.2.1 and 3.3, constitute all of the material subcontracts and purchase orders held by Contractor on the Project as of the date hereof.

        3.4. Rejection of the Construction Contract; Court Approval. It shall be a condition precedent to the effectiveness of this Agreement that the Contractor shall obtain an order of the Bankruptcy Court authorizing Contractor (i) to reject the Construction Contract, (ii) to assume and assign all Assigned Vendor Contracts and Owner Assumed Contracts, as described herein, (iii) to reject project subcontracts and purchase orders set forth on SCHEDULE 3.3 attached hereto, and (iv) to assign the Non-Executory Contracts to Raytheon. Any order of the Bankruptcy Court otherwise meeting the requirements in clauses (i) through
(iii) above will be deemed to have satisfied these requirements notwithstanding that the Bankruptcy Court determines that certain of the Project subcontracts and purchase orders are not "executory."

        3.5. Cure Costs. Upon the assumption and assignment of the Owner Assumed Contracts and the Assigned Vendor Contracts, and upon the execution and delivery of this Agreement, the costs of curing the defaults in such Owner Assumed Contracts and Assigned Vendor Contracts, if any (such costs, the "Cure Costs") shall, if and when such costs become due


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and payable, constitute AllowableCosts, provided however, that in no instance shall any Cure Cost include or duplicate any amount payable on any Pre-Petition Invoice or otherwise payable hereunder; and, notwithstanding the foregoing, or anything to the contrary contained herein, no Cure Cost shall be payable other than those set forth on SCHEDULE 3.5 attached hereto. The Parties acknowledge that Cure Costs do not include unknown claims, potential claims, unsubmitted claims or any outstanding earned retention that is not yet payable.

        3.6. Replacement Subcontractors and Vendors. Except as ordered by the Bankruptcy Court, Contractor shall not change (otherwise than in connection with the termination of a vendor or subcontractor for default, as reasonably determined by the Contractor and subject to approval of Raytheon's Representative) any of the vendors or subcontractors listed on SCHEDULE 3.6 as "Key Vendors and Subcontractors" without the prior consent of Raytheon's Representative.

        3.7. New Vendor Contracts. At the request of Raytheon's Representative, the Contractor shall, in the name of, and on behalf of, Raytheon, enter into new subcontracts and purchase orders relating to the Project ("New Vendor Contracts").

        3.8. Change Orders and Modifications; Notice. Contractor shall notify and obtain prior approval from Raytheon's Representative for any modification or change order to any Assigned Vendor Contract, Owner Assumed Contract or New Vendor Contract in excess of $20,000, other than in the ordinary course of business. Contractor shall notify (by electronic means or otherwise) Raytheon within five (5) business days of any other modification or change (including change orders) to any subcontract or purchase order. Contractor will obtain prior approval from Raytheon's Representative (which shall not be unreasonably withheld or delayed) for, and will notify Raytheon in the Bi-Weekly Project Estimate (defined below) of, any single payment (or any series of payments to the same party to be paid within fourteen (14) days of each other) in excess of $50,000 to any vendor or subcontractor.

        3.9. Contract Administration. At the direction of Raytheon, Contractor shall administer all of the Assigned Vendor Contracts, Owner Assumed Contracts and New Vendor Contracts on behalf of Raytheon. Pursuant to, and subject to any restrictions contained herein, Contractor shall be authorized to enter into modifications to any of the Assigned Vendor Contracts, Owner Assumed Contracts or New Vendor Contracts. At the direction of Raytheon, Contractor shall issue and deliver all invoices, bills, applications for payment, certificates and/or reports to Owner (in conformity with the requirements of the Construction Contract), that are required to be issued or delivered as preconditions to Owner making milestone Owner Payments under the Construction Contract (in accordance with the terms set forth herein).

        3.10. Limits on Authority. Except as otherwise expressly provided herein, and other than as set forth in any approved Bi-Weekly Project Estimate, Contractor shall not incur, or enter into any agreement with any third party to incur, any liability materially in excess of the Budget (as then revised) without the prior written consent of Raytheon's Representative.


SECTION 4.   CONTRACTOR'S PERFORMANCE OBLIGATIONS.
             -------------------------------------

        4.1. Contractor Obligations. As set forth in greater detail below, the Contractor and Raytheon intend that the Contractor perform, on a cost-reimbursed basis (except with respect to Contractor's indemnity obligations as set forth herein), all of Contractor's obligations hereunder (except as expressly set forth herein), which shall include the Services (the "Contractor Obligations"). Under the oversight and supervision of Raytheon, and on its behalf, the


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Contractor shall perform all of the Contractor Obligations in accordance with the "Budget" (as defined below) and "Project Schedule" (as defined below), provided that the obligations of Contractor in this Section 4.1 are not intended to mean that delays or cost overruns, not resulting from Contractor's gross negligence or willful misconduct, are the responsibility of the Contractor. Contractor's responsibility and liability for delays and cost overruns resulting from Contractor's gross negligence or willful misconduct are set forth in
Section 6.4 hereof. Contractor shall attend and participate in all regularly scheduled meetings with the Owner, Raytheon, vendors, specialty contractors, and others, to the extent deemed necessary or advisable by Raytheon's Representative.

        4.2. Baseline Report. The Contractor, at or prior to the execution of this Agreement, and not later than the tenth day of each month during the Term hereof with respect to the prior month, shall provide to Raytheon an analysis of the progress and status of the Project, including, without limitation:

             4.2.1. a list of any and all Assigned Vendor Contracts and Owner Assumed Contracts, including, for each of the foregoing, a complete payment history, and shall provide copies or shall permit Raytheon to have access to, and to make copies of, the Assigned Vendor Contracts and Owner Assumed Contracts,

             4.2.2. any pending or outstanding change orders (including known events of force majeure) to the Construction Contract, purchase orders or other material agreements,

             4.2.3. any claims of any third party (including subcontractors and vendors) against the Contractor, the Owner, Raytheon (or its designees), or with regards to the Project, of which Contractor is aware,

             4.2.4. any design, engineering, construction, supply, material, labor, environmental, or operational issues known to the Contractor, which are reasonably likely to, either currently or with the passage of time, result in additional costs to or delay of the completion of the Project beyond the costs and time set forth in the Budget or the Project Schedule,

             4.2.5. the existence of any outstanding claim known to the Contractor against any third party under any subcontract, purchase order, guaranty or warranty arising in connection with the Project,

             4.2.6. the status and schedule of all payments:

                    4.2.6.1. owing to any subcontractor, vendor or third party that remain unpaid,

                    4.2.6.2. which were paid on or after May 14, 2001, or

                    4.2.6.3. which were paid prior to May 14, 2001 in respect to
             Services, services or supplies to be performed or delivered after May 14, 2001, and

             4.2.7. the status and schedule of all equipment delivered or to be delivered by vendors and contractors for any Services including any spare parts ordered by Owner.


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        4.3. Budget; Schedule; Staffing Plan.

             4.3.1. Attached hereto as SCHEDULE 4.3.1 is Contractor's reasonable estimate of the anticipated master budget broken down by month and by cost element detailing all expenses (including, without limitation, all cash retainage owed to any subcontractor or contractor, whether for work performed or invoices submitted before or after May 14, 2001) from the period beginning on June 20, 2001 and ending upon Project Completion (as updated from time to time consistent with the provisions hereof, the "Budget"). The Parties acknowledge that the Budget does not reflect any Warranty costs.

             4.3.2. Attached hereto as SCHEDULE 4.3.2 is Contractor's reasonable estimate of the Project schedule for the construction, testing and commissioning of the Project, reasonably satisfactory to Raytheon (as updated from time to time consistent with the provisions hereof, the "Project Schedule").

             4.3.3. Attached hereto as SCHEDULE 4.3.3 is a staffing plan (as updated from time to time consistent with the provisions hereof, the "Staffing Plan") for the "Performance Period" (as defined below).

             4.3.4. The Contractor shall update the Project Schedule not less than every two weeks, and the Budget and the Staffing Plan not less than monthly. The Contractor will meet with Raytheon to discuss such updated Schedule, Budget and Staffing Plan during the monthly Project reviews and the weekly progress meetings, or as otherwise requested by Raytheon.

             4.3.5. The Contractor shall promptly, and in any event within forty-eight (48) hours of becoming aware of any event, issue or condition that would reasonably be expected to (i) cause a material delay in the Project Schedule, (ii) cause any category of costs in the Project Budget to be materially exceeded, or (iii) materially adversely affect the execution of the Services, report the existence of such event, issue or condition to Raytheon's Representative, and promptly update the Project Schedule, the Budget or the Staffing Plan, as applicable.

             4.3.6. For avoidance of doubt, the Budget shall not restrict the Allowable Costs (as defined below) reimbursable by Raytheon to the Contractor, other than as set forth herein.

        4.4. Punchlist; Warranty Works. From the Mechanical Completion Date and thereafter, the Contractor will provide a detailed schedule for Punch List Items, and the Contractor will update this schedule every two weeks and will meet with Raytheon as requested to discuss the updated schedule. From the Provisional Acceptance date and during the Warranty Period, the Contractor will provide a detailed schedule of warranty works, and the Contractor will update this schedule every two weeks and will meet with Raytheon as requested to discuss the updated schedule.

        4.5. Staffing.

             4.5.1. During the period beginning on the execution hereof and ending upon the termination of this Agreement (the "Performance Period"), Contractor, in fulfilling the Contractor Obligations, shall staff the Project in accordance with the Staffing Plan. Any


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        deviation from the Staffing Plan that materially increases the costs of
        Contractor's performance or results in a material delay in completing the Project shall require the prior written consent of Raytheon's Representative.

             4.5.2. During the Performance Period the Contractor shall use commercially reasonable efforts to maintain staffing levels in accordance with the Staffing Plan. Contractor shall use reasonable efforts to require any subcontractor to maintain such subcontractor's staffing levels in accordance with such subcontractor's responsibilities in connection with the Project. At Raytheon's Representative's request, Contractor shall remove from the Project any individual reasonably requested by Raytheon's Representative and Contractor shall use commercially reasonable efforts to promptly replace such individual with an appropriately qualified person, provided that any costs or delays resulting from such removal shall be born by Raytheon.

             4.5.3. During the Performance Period, and consistent with the Staffing Plan, the Contractor shall continue to assign the individuals identified in SCHEDULE 4.5.3 as "Key Persons" to the performance of the Project, and Contractor shall not terminate the employment of such Key Persons, with respect to the Project, other than (i) for cause, as reasonably determined by the Contractor, (ii) in accordance with the Staffing Plan, or (iii) with the approval of Raytheon, such approval not to be unreasonably withheld or delayed. In addition, during the Performance Period the Contractor shall not terminate (otherwise than for cause, as reasonably determined by the Contractor) the employment of any other individuals (other than craft labor and local field hires) other than pursuant to the Staffing Plan, provided, however, that, Contractor may remove any employee from the Project, with the prior approval of Raytheon, which shall not be unreasonably withheld or delayed. If any individuals referred to in the preceding sentence voluntarily terminate their employment, die or become disabled prior to the time that they are no longer required for the Project as provided in the preceding sentence, the Contractor shall use commercially reasonable efforts to promptly replace such individuals with appropriately qualified individuals. Any replacements for the Key Persons referred to above during the Performance Period will be subject to the Project Liaisons' prior approval, not to be unreasonably withheld or delayed.

        4.6. Resources. The Contractor shall provide all reasonably necessary resources for the performance of the Contractor Obligations (e.g. tools, equipment, scaffolding, etc.) as required, the cost of which shall be reimbursed by Raytheon in accordance with the terms of this Agreement.


SECTION 5.   REIMBURSEMENT AND FUNDING
             -------------------------

        5.1. Payment Account. Contractor shall establish a separate interest bearing account with a financial institution reasonably acceptable to both the Contractor and Raytheon (such account, the "Red Oak Payment Account") to receive deposits made by Raytheon pursuant to this Agreement, such account to be under the control of Contractor. The Red Oak Payment Account will be in the name of the Contractor, in its capacity as Contractor pursuant to this Agreement. Contractor shall account for and disclose to Raytheon all payments made from the Red Oak Payment Account. Any and all interest paid upon the Red Oak Payment Account shall be deemed to be deposits made by Raytheon, and for purposes of calculating amounts to be deposited under this Agreement, such amounts shall reduce the obligations of Raytheon.


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        5.2. Bi-Weekly Project Estimates. During the Performance Period, and on
the schedule described below, the Contractor shall deliver to Raytheon a bi-weekly estimate of the costs to be incurred and personnel to be utilized by Contractor in performance of the Contractor Obligations in accordance with this Agreement (the "Bi-Weekly Project Estimate"), showing, for such two week period, Contractor's estimates of:

             5.2.1. the personnel planned to be working on the Project,

             5.2.2. the labor costs incurred by Contractor on the Project pursuant hereto, and calculated in accordance with the rates and charges set forth on SCHEDULE 5.2 (the "Labor Costs"),

             5.2.3. the out-of-pocket costs, including payments to subcontractors and vendors, incurred by Contractor on the Project pursuant hereto, and calculated in accordance with the rates and charges set forth on SCHEDULE 5.2 (the "Out-of-Pocket Costs"),

             5.2.4. any taxes ("Taxes") estimated to be levied, collected, assessed or imposed by any government or government agency in connection with Contractor's performance of the Contractor Obligations, including, without limitation, any VAT, levies, imposts, duties, charges, fees, deductions or withholdings of whatever nature (but not including the income taxes of Contractor or its employees, except that Raytheon shall reimburse Contractor for the cost of tax equalization of its employees) payable by the Contractor in connection with the performance of its obligations hereunder, and

             5.2.5. any Labor Costs, Out-of-Pocket Costs or Taxes payable to the Contractor pursuant hereto which were not reflected in a prior Bi-Weekly Project Estimate and which were not otherwise paid by Raytheon (the "Accrued Costs", and collectively with the Labor Costs, Out-of-Pocket Costs, and Taxes that are required to be paid to Contractor hereunder, referred to hereinafter as the "Allowable Costs"). Subject to Section
        5.8 hereof, any amounts which were expended by Contractor under the Interim Agreement which were, pursuant to the terms of the Interim Agreement, required to be reimbursed by Raytheon, and which, as of the date of this Agreement, have not been reimbursed by Raytheon (or invoiced thereto by Contractor), may be treated as an Allowable Cost under this Agreement.

             5.2.6. The total amount of Allowable Costs for any week in a Bi-Weekly Project Estimate is referred to herein as the "Estimated Weekly Costs" for such week.

             5.2.7. Contractor may not include in any Bi-Weekly Project Estimate any amounts intended to reimburse Contractor for funds spent by Contractor (pursuant to the approval of Contractor's Debtor-In-Possession Lenders or otherwise) on the Project that were spent prior to, or not in connection with this Agreement (or under the Interim Agreement), and, notwithstanding anything to the contrary contained herein, no such amount shall constitute an Allowable Cost.

        5.3. Estimate Schedule. The first Bi-Weekly Project Estimate shall be delivered by November 14, 2001, covering the weeks beginning November 17, 2001 and November 24, 2001. Thereafter, a Bi-Weekly Project Estimate will be


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delivered beginning on November 21, 2001 (covering the weeks beginning December
1, 2001 and December 8, 2001) and every fourteen (14) days thereafter during the Performance Period.

        5.4. Estimate Meetings. The Contractor shall meet with the Project Liaisons within five (5) days following the delivery of any Bi-Weekly Project Estimate to discuss the contents of such Bi-Weekly Project Estimate and to confirm that the Estimated Weekly Costs for the two week period in fact represent Allowable Costs to be paid in the period. In the event that Raytheon does not approve the Bi-Weekly Project Estimate, then nothing contained herein shall obligate Raytheon to fund, or to commit to fund, any costs whatsoever (other than any costs already approved to be reimbursed by Raytheon), and nothing contained herein shall obligate Contractor to perform any Contractor Obligations with respect to such Bi-Weekly Project Estimate. In the event that Raytheon approves the Bi-Weekly Project Estimate only in part, then Raytheon shall not be obligated to fund any amounts beyond those so approved, and Contractor shall not be obligated to perform Contractor Obligations beyond the amount of such funding, with respect to such Bi-Weekly Project Estimate. In the event that Raytheon does not approve a Bi-Weekly Project Estimate, in whole or in part, then Raytheon and the Contractor shall set forth in writing the Allowable Costs which are approved, if any, for such period, and such revised and approved Bi-Weekly Project Estimate shall be deemed to be an invoice payable in accordance with the terms hereof. A failure to agree upon any Bi-Weekly Project Estimate shall not affect the obligations of the parties with respect to any prior Bi-Weekly Project Estimates. Contractor may take commercially reasonable efforts to mitigate any costs, including the reduction of otherwise applicable staffing levels, resulting from the inability of the parties to agree upon a Bi-Weekly Project Estimate (and the lack of additional funding resulting therefrom), provided however, that Contractor shall provide such reasonable prior notice as is practicable under the circumstances of such mitigation efforts to Raytheon.

        5.5. Funding. Provided that Contractor has met with Raytheon with regards to a Bi-Weekly Estimate and that the Parties have agreed upon the Estimated Weekly Costs for each of the two weeks in the applicable two week period, then Raytheon shall deposit into the Red Oak Payment Account the total amount of Estimated Weekly Costs set forth in the Bi-Weekly Project Estimate no later than three (3) days prior to the first Monday of the applicable week. Notwithstanding the foregoing, in the case of the Bi-Weekly Project Estimate for the week beginning November 17, 2001, funding shall be deposited no later than November 19, 2001, and for the week beginning November 24, 2001, funding shall be deposited no later than November 21, 2001. The payment or receipt by Raytheon of any such amounts or the estimate as provided above shall not prejudice its rights to subsequently contest the amounts set forth in the applicable Bi-Weekly Project Estimate. Contractor shall pay from the Red Oak Payment Account all Allowable Costs payable pursuant to this Agreement, including any Out-of-Pocket Costs, Labor Costs or Accrued Costs payable to Contractor or its affiliates, as and when earned or payable, provided however that such payments shall comply with other applicable terms of this Agreement. Contractor shall not withdraw any funds from the Red Oak Payment Account for any other purpose whatsoever, unless directed to, in writing, by Raytheon.

        5.6. Bi-Weekly Project Statement. Not later than fourteen (14) days following the Friday of the second week in any two week period covered by a Bi-Weekly Project Estimate (i.e., not more than thirty-seven (37) days from the scheduled delivery of the applicable Bi-Weekly Project Estimate), the Contractor will deliver to Raytheon a statement (the "Bi-Weekly Project Statement") showing
(i) the personnel who actually worked on the Project during the two applicable weeks, the actual hours worked by each such person, and the task code identifying the type of work performed thereby, (ii) the Labor Costs incurred during those two weeks, (iii) the Out-of-Pockets Costs and Taxes paid by the


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Contractor during those two weeks, and (iv) any Accrued Costs paid by the
Contractor not already reimbursed by Raytheon. This Bi-Weekly Project Statement will also include supporting documentation in reasonable detail for all Labor Costs (including an updated description of each task code), Out-of-Pocket Costs, Taxes, Accrued Costs, weekly certified payroll reports and status reports on progress in the field, minutes of all meetings, issues of concern, vendor and subcontractor updates (including manloading, progress, scheduled deliveries, problems, etc.) and progress photos.

        5.7. Reconciliation. Adjusting payments or credits as appropriate to reflect any differences in the amounts set forth in the Bi-Weekly Project Estimate as compared to the Bi-Weekly Project Statement will be made to the Red Oak Payment Account by the Contractor or Raytheon, as appropriate, within five
(5) business days of such reconciliation. Any amounts paid by Contractor as shown on the Bi-Weekly Project Statement which were not included in the Bi-Weekly Project Estimate for such period but that were reasonable and appropriate to be paid pursuant hereto, shall be deemed Accrued Costs and included in the following Bi-Weekly Project Estimate. The Contractor and Raytheon will meet if requested by any party to discuss any differences between the Bi-Weekly Project Statement and the Bi-Weekly Project Estimate.

        5.8. No Duplication. No amount payable by Raytheon under this Project Completion Agreement, for Allowable Costs, for indemnity, or otherwise, shall be payable, or paid, to Contractor more than once. Contractor shall not include any item in any Bi-Weekly Project Estimate for which Contractor has already been paid by Raytheon under any other agreement or arrangement with respect to the Project.

        5.9. Pre-Petition Invoices. The Contractor represents and warrants that, to Contractor's knowledge, all of the unpaid invoices issued or issuable to Contractor by Project vendors and subcontractors prior to, or arising in connection with work performed prior to, May 14, 2001 (the "Pre-Petition Invoices") are listed on SCHEDULE 5.9 attached hereto. The Parties agree that certain other invoices that may be received by Contractor shall be deemed to be "Pre-Petition Invoices," provided that such invoices (i) do not appear of
SCHEDULE 5.9, (ii) were issued, or relate to work performed, prior to May 14, 2001, (iii) are unknown to Contractor as of the date hereof, and (iv) do not exceed $20,000 individually, or $100,000 in the aggregate. Payments of the Pre-Petition Invoices shall be made by Contractor, and the costs thereof may be included as Out-of-Pocket Costs in any applicable Bi-Weekly Project Estimate, provided, however, that Contractor shall clearly indicate to Raytheon in any such Bi-Weekly Project Estimate, any amounts relating to any Pre-Petition Invoices. Raytheon shall not be responsible for funding any other pre-petition invoices or costs (other than Cure Costs), other than as expressly set forth herein.

        5.10. Audit Rights. Raytheon shall have reasonable access during normal business hours to Contractor's books and records as necessary to verify the number of man-hours actually charged in a given work week, all Out-of-Pocket costs, including subcontractor and vendor payments, any Taxes, and the application of the appropriate rates and multipliers to the man-hours charged. Raytheon shall not have audit rights with respect to the agreed upon multiplier rates set forth on SCHEDULE 5.2 for Labor Costs and certain Out-of-Pocket Costs.

        5.11. Tax Cooperation. Contractor shall cooperate with Raytheon, prior to or following the expiration or earlier termination of this Agreement, to obtain tax refunds from any applicable taxing authorities for the benefit of Raytheon. Raytheon shall compensate Contractor (at rates substantially similar to the rates for work performed hereunder) for any work performed


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under this Section 5.11 following the termination or expiration of this
Agreement. The Parties shall endeavor to minimize Taxes payable in connection with the Project, to the extent permitted by law.

        5.12. Set off. Raytheon agrees to fund its obligations to make payments to the Red Oak Payment Account notwithstanding any right of set-off or recoupment (other than credits arising from the reconciliation of the Bi-Weekly Project Estimate as against the Bi-Weekly Project Statement) that Raytheon may have or allege against any sums due under this Agreement.


SECTION 6.   CONTRACTOR'S ADDITIONAL OBLIGATIONS.
             ------------------------------------

        In performing its obligations under this Agreement:

        6.1. Contractor's Indemnity. The Contractor shall be responsible for, and shall indemnify, defend and hold Raytheon and its designees harmless against, any claims arising from the gross negligence or willful misconduct of the Contractor or WGI Delaware in the performance or nonperformance of the Contractor's or WGI Delaware's obligations under this Agreement; provided, however, that in any case in which the Contractor uses commercially reasonable efforts to perform and comply with its obligations hereunder and takes all reasonable steps to abide by the directions of Raytheon and the terms of this Agreement, Contractor shall be deemed not to have breached such obligations.

        6.2. Claims. The Contractor shall use commercially reasonable efforts to diligently pursue, settle, investigate, negotiate (or, as necessary, defend) change orders and claims for equitable adjustment and other claims relating to the Project, including any claims for warranty or for non-complying work or delivery, against the Owner, customers, suppliers, subcontractors, vendors and non-contract parties (collectively, "Claims") other than those Claims that the Contractor reasonably believes are not commercially reasonable (and in the case of defending Claims, that the Contractor reasonably believes are not commercially reasonable to defend); provided that the Contractor shall not be required to litigate, arbitrate or assume the defense of any Claim. Contractor's pursuit or defense, if any, of such Claims shall be at the direction and under the control of Raytheon. Contractor shall use commercially reasonable efforts to assist Raytheon in pursuing, litigating, arbitrating or defending against any Claims, and Raytheon shall take the lead role in such process. Any cash received by the Contractor from any such Claims shall be remitted to Raytheon within five
(5) business days after receipt and until then shall be held in trust. In the event that Contractor reasonably believes such Claims are not commercially reasonable, or that the defense of such Claims is not commercially reasonable, and Raytheon wishes to pursue or defend such Claim, Contractor agrees to cooperatively provide all documentation, information, access, and access to (but not use of) personnel requested by Raytheon. In addition to the foregoing, the Contractor shall, upon the request of Raytheon, assign and transfer to Raytheon, or its designee, all of the Contractor's right, title and interest in and to any Claim, if any. The estimated costs of Contractor associated with activity under this Section 6.2 may be included as Out-of-Pocket Costs in any applicable Bi-Weekly Project Estimate.

        6.3. No Modifications. Except as ordered by the Bankruptcy Court, the Contractor shall not, and is not authorized to, waive, terminate, modify or amend any term of the Project Agreements without the express written consent of Raytheon.


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        6.4. Specified Obligations. In performing its obligations hereunder, the
Contractor shall act (a) in good faith, (b) in accordance with Prudent Utility Practices (meaning, the practices, methods, techniques, standards and acts engaged in or approved by a significant portion of the electric utility industry in the United States or any of the practices, methods, techniques, standards and acts which, in the exercise of reasonable judgment in light of the facts known (or which a qualified and prudent contractor should have known) at the time a decision is made, would have been expected to accomplish a desired result at reasonable cost consistent with good business practices, reliability, safety and expedition, in each case for use in connection with the design, engineering, construction, testing, operation and maintenance of power stations of the same or similar size and type as the Project, that at the particular time of performance of the Services (i) in the exercise of that degree of skill, diligence, prudence and foresight which would reasonably be expected from a skilled and experienced contract employing generally accepted professional standards with respect to the performance of the Services hereunder, would have been expected to accomplish the desired result in a manner consistent with Applicable Laws, Applicable Permits, Accepted Electrical Practices, reliability, safety, environmental protection, economy and expediency, and (ii) conform in all material respects to the design, engineering, construction, testing, operation, maintenance and other recommendations and guidelines of the equipment suppliers and manufacturers applicable to the equipment in question; provided however that Prudent Utility Practices are not limited to the optimum practices, methods, techniques, standards and acts to the exclusion of others, but rather refer to those practices, methods, techniques, standards and acts that are generally accepted or approved by a significant portion of the electric utility industry in the relevant region, during the relevant time period, as described in the preceding clause), and (c) in accordance with the degree of care and skill ordinarily exercised by engineering and construction firms performing similar services, and will use commercially reasonable efforts to perform the Services remaining to be performed under the Project Agreements within the time periods required under the Project Agreements and the Schedule and within the cost estimates for the Project Agreements and the Budget as in effect on the date of this Agreement. Contractor's obligations set forth in the preceding sentence are referred to as the "Specified Obligations." Contractor shall be liable for any and all costs and delays resulting from Contractor's gross negligence or willful misconduct, including the costs of re-performing any Services that are non-complying as a result of Contractor's gross negligence or willful misconduct, and Contractor shall, unless directed by Raytheon, expeditiously re-perform such non-complying Services.

        6.5. Insurance. During the Term, the Contractor shall maintain the insurance required under the terms of the Project Agreements consistent with the limits of coverage in place as of the date hereof, and, with respect to project-specific insurance relating to the Project, shall name Raytheon as an additional insured and/or loss payee as its interest may appear. The actual cost of maintaining this insurance on the Project will constitute an Out-of-Pocket Cost. Contractor shall turn over, assign or otherwise transfer to Raytheon any proceeds of or rights in any insurance taken out by any party (including Contractor) with regards to the Project where Contractor is a direct or third-party beneficiary of such insurance. The Parties have agreed that Contractor shall also provide the insurance listed on SCHEDULE 6.5.

        6.6. Good Standing. The Contractor shall maintain its existence and good standing and the existence and good standing of any Affiliate performing work under the Project Agreements, until performance is completed.

        6.7. Permits and Licenses. The Contractor shall maintain the existence and effectiveness of all permits necessary for Contractor's performance hereunder. Contractor shall


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assist Raytheon in obtaining any of the permits required by Raytheon (as determined in its reasonable judgment) to fulfill Raytheon's obligations to the Owner on the Project, and, upon request, will transfer to Raytheon any Project related license, permit or qualification held thereby.

        6.8. Performance Security.

             6.8.1. The Contractor shall deliver, assign or otherwise transfer to Raytheon any retainage, collateral, bond or other security relating to the Project, other than any cash retainage held by the Contractor and attributable to work performed on or before May 14, 2001, held by Contractor or acquired thereby, or issued for the benefit of, or in the name of Contractor, subject to the consent rights, if any, of the party having posted or issued such retainage, collateral, bond or other security, (i) in the case of any cash, within two (2) business days from the date of this Agreement, and (ii) in the case of any other performance security, as soon as practicable following the date of this Agreement. Additionally, Contractor shall do all things necessary, other than incurring unreimbursed costs in connection with obtaining third party consents, to accomplish such delivery, assignment and/or transfer. In the event that any performance security cannot be assigned, Contractor shall use its best efforts to cause the third party issuer of such security to re-issue such security in favor of Raytheon or its nominees. The estimated costs of Contractor associated with activity under this section may be included as Out-of-Pocket Costs in any applicable Bi-Weekly Project Estimate.

             6.8.2. Contractor hereby warrants and represents that, as of the date hereof, all of the performance security held by Contractor, or issued for the benefit thereof or in Contractor's name, is listed on
        SCHEDULE 6.8.2, other than any cash retainage attributable to work performed on or before May 14, 2001, and Contractor shall update such
        SCHEDULE 6.8.2 from time to time to reflect any changes thereto (other than the assignment or transfer to Raytheon or its nominees).

             6.8.3. Contractor hereby warrants and represents that all cash retainage withheld from payments to subcontractors and vendors (a) was not identified and deposited into any segregated account(s), (b) was co-mingled with Contractor's or WGI Delaware's general operating funds, and (c) is subject to the claims of Contractor's and/or WGI Delaware's secured creditors in Contractor's and/or WGI Delaware's bankruptcy proceeding before the Bankruptcy Court. Contractor acknowledges that notwithstanding anything contained herein, Raytheon shall not be deemed to have waived any rights in or claims to such cash retainage.

        6.9. No Liability for Consequential Damages. In no event, whether based on breach of contract, warranty, tort, negligence, error or omission, indemnity, strict liability, or otherwise, shall Contractor or Raytheon (or their respective affiliates, officers, directors, agents or employees) be liable to the other for any loss of profits or revenues, or for any other special, indirect, incidental, exemplary, punitive or consequential loss or damages of any nature, whether similar or dissimilar to those enumerated above. Notwithstanding the foregoing, Contractor shall be liable for consequential damages under this Agreement arising from or in connection with Contractor's willful misconduct. The Parties hereby acknowledge and agree that damages arising from third party claims for personal injury related to the Project site shall not be considered special, indirect, incidental, exemplary, punitive or consequential damages. Notwithstanding anything to the contrary contained herein, no provision of this Agreement, including, without limitation, this
Section 6.9, shall in any way limit or be construed as a waiver of Raytheon's


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rights, if any, to seek any proceeds of any applicable insurance, or the rights to seek indemnification under any other agreement, including, without limitation, Raytheon's rights under the Stock Purchase Agreement.

        6.10. Publication. The Contractor shall not, except as required by applicable law, disclose or otherwise publish or publicly comment upon the existence of, or Contractor's involvement in, this Project Completion Agreement, nor any term thereof, without the prior written approval of Raytheon, not to be unreasonably withheld or delayed, and, if required, Owner. Notwithstanding the foregoing, but subject to the Owner's rights, Contractor may publicly correct any factual inaccuracies contained in any public statement or comment made by Raytheon, provided, that Contractor shall have delivered the text of such correction to Raytheon no less than one (1) business day prior to making such public correction.


SECTION 7.   RAYTHEON'S INDEMNITY.
             ---------------------

        7.1. Indemnity. Raytheon agrees to indemnify, defend and hold Contractor and its Affiliates and any and all directors, officers, employees and/or agents of the foregoing (the "Indemnitees"), harmless from and against any and all claims, liabilities, expenses, damages, losses, costs, judgments, demands, suits (including reasonable attorney's fees) of any kind or nature whatsoever, arising
(a) from or related to Contractor's assumption and assignment of the Owner Assumed Contracts and Assigned Vendor Contracts, and regardless of whether based upon negligence, contract, warranty, indemnity, strict liability, error, omission or otherwise, or (b) in connection with Contractor's performance of this Agreement.

        7.2. Exceptions. Notwithstanding Section 7.1 hereof, or any provision to the contrary contained herein, Raytheon shall not indemnify, hold harmless, or defend the Indemnitees with regards to any claims, expenses, damages, losses, costs, judgments, demands, suits (including reasonable attorney's fees) of any kind or nature whatsoever:

             7.2.1. to the proportionate extent that such arise from any Indemnitee's breach of this Agreement, other than any breach of the Specified Obligations that does not arise from any Indemnitee's gross negligence or willful misconduct;

             7.2.2. to the proportionate extent that such arise from any Indemnitee's gross negligence or willful misconduct;

             7.2.3. to the proportionate extent that such are covered by the collected proceeds of any insurance policy covering the Project;

             7.2.4. to the proportionate extent that such are WGI Delaware's responsibility under Section 10.1 hereof and the WGI Guaranty;

             7.2.5. to the proportionate extent that such are Cure Costs not appearing on SCHEDULE 3.5 hereof; or

             7.2.6. to the proportionate extent that such are in connection with any Pre-Petition Invoice not meeting the requirements of Section 5.9 hereof.


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SECTION 8.   REPRESENTATIONS AND WARRANTIES.
             -------------------------------

        8.1. Representations of Contractor. Contractor hereby represents and warrants that:

             8.1.1. Organization; Authority.

                    8.1.1.1. Contractor is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with all due corporate power and authority to enter into this Agreement, and any agreements called for herein to which it is a party, and to perform each and every obligation hereunder and thereunder.

                    8.1.1.2. WGI Delaware is a corporation duly organized,
             validly existing and in good standing under the laws of the State of Delaware with all due corporate power and authority to enter into this Agreement, and any agreements called for herein to which it is a party, including, without limitation, the WGI Guaranty, and to perform each and every obligation hereunder and thereunder.

                    8.1.1.3. All of the equity interests in Contractor are owned by WGI Delaware.

             8.1.2. Binding Effect. The execution and delivery of this Agreement and each other agreement called for hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on behalf of Contractor and WGI Delaware, and this Agreement, and in the case of WGI Delaware, the WGI Guarantee, has been duly executed and delivered by each of them, and, assuming the due authorization, execution and delivery thereof, constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Contractor and WGI Delaware, enforceable against each of them in accordance with their terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, creditors rights, and the relief of debtors, other than with respect to, or in connection with, the current Bankruptcy Filing and the related bankruptcy proceedings before the Bankruptcy Court.

             8.1.3. Non-Contravention. Neither the execution and delivery of this Agreements or the agreements called for thereby, including, without limitation, the WGI Guaranty, nor the consummation of the transactions contemplated hereby or thereby, will constitute a breach or violation of, be in conflict with, or constitute or create a default under, give rise to a right of termination, modification, acceleration (whether after the giving of notice or lapse of time or both) or cancellation of any material right or obligation under, or result in the creation or imposition of any lien or encumbrance upon the Project, or the goods and materials used thereon, pursuant to:

                    8.1.3.1. any contract, agreement or commitment to which any of Contractor or WGI Delaware is a party or by which they are bound, or to which any of its properties, licenses, or permits is subject;

                    8.1.3.2. the articles or certificate of incorporation or
             by-laws or other constitutive documents of Contractor or WGI Delaware; or


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                    8.1.3.3. any statute, regulation, rule, judgment, order,
             decree or injunction of any government, governmental agency or court or other tribunal to which Contractor or WGI Delaware or any of its properties is subject, including the Bankruptcy Court.

        8.2. Representations of Raytheon.

             8.2.1. Organization; Authority.

                    8.2.1.1. Raytheon hereby represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all due corporate power and authority to enter into this Agreement, and any agreements called for herein to which it is a party, including any Raytheon Guaranty, and to perform each and every obligation hereunder and thereunder.

             8.2.2. Binding Effect. The execution and delivery of this Agreement and each other agreement called for hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on behalf of Raytheon, and this Agreement has been duly executed and delivered thereby, and, assuming the due authorization, execution and delivery thereof, constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Raytheon enforceable against it in accordance with their terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, creditors rights, and the relief of debtors.

             8.2.3. Non-Contravention. Neither the execution and delivery of this Agreement or the agreements called for hereby, including, without limitation, Raytheon's Guaranty, nor the consummation of the transactions contemplated hereby or thereby, will constitute a breach or violation of, be in conflict with, or constitute or create a default under, give rise to a right of termination, modification, acceleration (whether after the giving of notice or lapse of time or both) or cancellation of any material right or obligation under, or result in the creation or imposition of any lien or encumbrance upon the Project, or the goods and materials used thereon, pursuant to:

                    8.2.3.1. any contract, agreement or to which either Raytheon is a party or by which it is bound, or to which any of its properties, licenses, or permits is subject;

                    8.2.3.2. the articles or certificate of incorporation or
             by-laws or other constitutive documents of Raytheon; or

                    8.2.3.3. any statute, regulation, rule, judgment, order,
             decree or injunction of any government, governmental agency or court or other tribunal to which Raytheon or any of its properties is subject, including the Bankruptcy Court.


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SECTION 9.   TERMINATION.
             ------------

        9.1. Termination by Raytheon. Raytheon may terminate the Contractor's engagement for default (a "Termination For Cause") upon the occurrence of any of the following:

             9.1.1. the Contractor assigns this Agreement or any of its rights and obligations thereunder, without the prior written consent of Raytheon;

             9.1.2. the failure of the Contractor to resume and thereafter diligently continue performance of the Services within forty-five (45) days after the cessation of the occurrence of a Force Majeure;

             9.1.3. the Contractor shall have suspended the progress of the Services for ten (10) days in violation of the terms hereof;

             9.1.4. any representation made by the Contractor to Raytheon in Sections 6.8.2, 6.8.3 or 8.1 of this Agreement shall have been false or misleading in any material respect when made; or

             9.1.5. upon the Contractor's breach of this Agreement, which, in each case remains uncured for ten (10) days after notice of such condition or breach, or in the case of a breach which cannot be cured within ten (10) days of such notice, for which Contractor has not commenced to cure within ten (10) days of such notice and diligently pursued thereafter without interruption. For purposes of the foregoing, Contractor's Bankruptcy Filing shall not constitute a default hereunder.

        9.2. Services Stoppage. Subject to Sections 5.4 and 9.5 hereof, Raytheon, without notice, may, upon Contractor's work stoppage, immediately terminate Contractor's engagement hereunder, and such termination shall constitute a Termination For Cause.

        9.3. Consequential Damages from Breach. The Contractor shall not be liable for any consequential damages arising in connection with a breach under
Section 9.1 and 9.2 hereof, except as set forth in Section 6.9 hereof.

        9.4. Termination for Convenience. Raytheon may terminate the Contractor's engagement for convenience at any time (a "Termination For Convenience"), upon five (5) days written notice. In the event of a Termination for Convenience, (i) Contractor will be paid for Allowable Costs incurred pursuant to this Agreement through the date of termination, and (ii) Contractor will be paid for its actual, reasonable and customary demobilization costs (determined on a basis consistent with SCHEDULE 5.2), such demobilization to begin promptly upon the receipt of such notice.

        9.5. Termination by Contractor. Contractor may suspend performance for non-payment of amounts due after five (5) days notice. In addition, Contractor may terminate this Agreement after thirty (30) days cumulative suspension for non-payment. This termination shall be treated as a Termination For Convenience. Other than as set forth in this Section, Contractor may not terminate this Agreement or its obligations hereunder.


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        9.6. Survival. Sections 1, 2.2, 2.5, 5.1, 5.2, 5.8, 5.10, 5.11, 5.12,
6.1, 6.9, 7.1, 7.2, 9.3, 9.6, 9.7, 9.8, 10.1, 10.2, 13.1, 13.2, and Sections
14.1 through 14.18 inclusive, shall survive the termination or expiration of this Agreement.

        9.7. Liquidation of Red Oak Payment Account. Upon the earlier of termination of this Agreement or the date of Final Completion, any and all amounts remaining in the Red Oak Payment Account, if any, shall be disbursed to Raytheon, inclusive of all interest thereon or any credits owing thereto, without any setoff or deduction of any kind other than Allowable Costs to be reimbursed pursuant to this Agreement, including, in the event of a Termination For Convenience, the Contractor's demobilization costs that are reimbursable pursuant to this Agreement. The Contractor shall also remit to the Red Oak Payment Account any and all amounts withdrawn from the account under this Agreement that remain unspent as of the termination date. The liquidation of the Red Oak Payment Account shall in no way affect Contractor's rights to pursue or collect other amounts due to Contractor under this Agreement.

        9.8. Non-Solicitation by Raytheon. For the period beginning upon the date of this Agreement and, (i) in the case of a Termination For Cause, ending upon the date of such Termination For Cause, (ii) in the case of a Termination For Convenience, where such Termination For Convenience follows Contractor's receipt of a notice of and failure to timely cure any condition or event within the Contractor's Obligations which in the reasonable judgment of Raytheon is likely to cause a material delay in the Project Schedule or cause any category of costs in the Project Budget to be materially exceeded or materially adversely affect the execution of the Services, ending upon the date five (5) days from such notice, and (iii) in the case of any other Termination For Convenience, ending upon the date thirty (30) days from the notice of such Termination For Convenience, Raytheon shall not solicit or hire the employees listed on
SCHEDULE 9.8, and Raytheon shall use commercially reasonable efforts to cause any proposed replacement Contractor under the Construction Contract to similarly not solicit or hire the employees listed on SCHEDULE 9.8. The provisions of this
Section 9.8 are not intended to imply that Raytheon may terminate Contractor other than in accordance with Sections 9.1, 9.2 and 9.4 hereof.

        9.9. Special Bankruptcy Liquidation Provision. In the event that any (x) action or position taken by Raytheon or its Affiliates in the Contractor's Chapter 11 cases contesting the confirmation of WGI Delaware's plan of reorganization or (y) other adversary proceedings or contested matters initiated by Raytheon in the Chapter 11 cases, other than any adversary proceedings brought in response to the gross negligence or willful misconduct of the Contractor or any of its Affiliates or in response to the breach of this Agreement by Contractor, causes the Contractor to be unable to perform its obligations under this Agreement and causes the Contractor to be unable to perform a substantial portion of its other contracts in its Power division (other than other projects Raytheon is funding), then

             9.9.1. Contractor agrees that it (or its successor), using commercially reasonable best efforts, shall continue to perform as much of this Agreement as it is able to perform given the impact of the events causing the inability to perform, including using its commercially reasonable best efforts to take actions required to maintain the existing permitting structure,

             9.9.2. Contractor shall use its commercially reasonable best efforts to provide reasonable transitional assistance, including providing copies of all documentation (in


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        any form) as required so as to permit Raytheon to self-perform or engage another contractor to perform the Contractor's obligations under this Agreement, and

             9.9.3. Raytheon agrees that, except for the Contractor's obligations under the two preceding clauses, Raytheon shall not seek or assert claims having the status of administrative claims in any proceeding against the Contractor for failure to perform its obligations under this Agreement.

             9.9.4. Contractor agrees to include in any order approving this Agreement, subject to the provisions of this Section 9.9, that this Agreement shall be an unconditional obligation of the reorganized Contractor and that upon confirmation and the effective date of any plan of reorganization, this Agreement will be in full force and effect and legally binding on and against Contractor as a full obligation against the reorganized Contractor pursuant to the terms of this Agreement and applicable law. Moreover, subject to the provisions set forth in this section, nothing in this Project Completion Agreement shall limit or waive any right of Raytheon to file a proof of claim, vote to accept or reject WGI Delaware's proposed plan of reorganization, or to participate in any distribution made on account of confirmation of a plan of reorganization by WGI Delaware or any Affiliate or subsidiary thereof.

             9.9.5. The Contractor and Raytheon further agree that the Bankruptcy Court in the Contractor's chapter 11 cases shall retain jurisdiction for the purpose of resolving any disputes regarding this
        Section 9.9.


SECTION 10.  GUARANTEES.
             -----------

        10.1. WGI Guaranty. WGI Delaware shall unconditionally and irrevocably guaranty to Raytheon and its designees hereunder, the due and prompt performance and payment when due of each and every obligation, responsibility, undertaking, representation, warranty, covenant and agreement of Contractor under this Agreement, in the form of SCHEDULE 10.1 attached hereto (the "WGI Guaranty").

        10.2. Raytheon's Guaranty. If applicable, Raytheon shall unconditionally and irrevocably guaranty to Contractor, the due and prompt performance and payment when due of each and every obligation, responsibility, undertaking, representation, warranty, covenant and agreement of any of its designees under this Agreement, in the form of SCHEDULE 2.2 attached hereto.


SECTION 11.  CONDITIONS TO OBLIGATIONS OF RAYTHEON.
             --------------------------------------

        The obligations of Raytheon to enter into this Agreement, or to perform its obligations hereunder, shall be expressly subject to and conditioned upon the satisfaction of the following conditions:

        11.1. Bankruptcy Court Approvals.


             11.1.1. Not later than November 15, 2001, Contractor shall have received an order of the Bankruptcy Court authorizing Contractor (i) to reject the Construction Contract, (ii) to assume and assign all Assigned Vendor Contracts and Owner Assumed Contracts, as described herein, and
        (iii) to reject project subcontracts and purchase orders


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        other than Assigned Vendor Contracts and Owner Assumed Contracts, (iv)
        to assign the Non-Executory Contracts to Raytheon and (v) to enter into, deliver and perform this Agreement, and any agreement contemplated hereby, and all of the obligations contained herein or therein.

             11.1.2. WGI Delaware shall have received an order of the Bankruptcy Court, no later than November 15, 2001, authorizing it to enter into, deliver and perform this Agreement, and any agreement contemplated hereby, including the WGI Guaranty, and all of the obligations contained herein or therein.

        11.2. Delivery of the WGI Guaranty. Contractor shall have delivered an original fully executed WGI Guaranty made by WGI Delaware in favor of Raytheon.


SECTION 12.  CONDITIONS TO OBLIGATIONS OF CONTRACTOR.
             ----------------------------------------

        The obligations of Contractor to enter into this Agreement, or to perform its obligations hereunder, shall be expressly subject to and conditioned upon satisfaction of the following condition:

             12.1.1. Delivery of Raytheon's Guaranty. If applicable, Raytheon shall have executed and delivered a Raytheon Guaranty in favor of the Contractor.

SECTION 13.  DISPUTE RESOLUTION.
             -------------------

        13.1. All disputes or claims arising under or in any way relating to this Agreement shall be settled by the Project Liaisons. In the event the Project Liaisons cannot settle such disputes or claims, such disputes or claims shall be settled by the senior management of the Parties. In the event the senior management cannot settle such disputes or claims, such disputes or claims shall be settled pursuant to the arbitration procedures set forth in Section
13.2 hereof.

        13.2. Arbitration.

             13.2.1. Subject to Section to provisions of this Section 13, any party hereto may commence arbitration in conformity with and under the rules of the American Arbitration Association ("AAA"), and, notwithstanding anything to the contrary contained herein, such arbitration shall be governed by and construed in accordance with the laws of the State of New York, USA.

             13.2.2. The arbitral tribunal shall consist of three arbitrators. Each party hereto shall appoint one arbitrator with, in the case of a dispute of a technical nature, knowledge and experience in such technical matters. The two arbitrators so appointed shall appoint the third arbitrator who shall serve as the chairman of the arbitral tribunal. If a party fails to appoint its arbitrator within a period of ten (10) days after receiving notice of the arbitration, or if the two arbitrators appointed cannot agree on the third arbitrator within a period of ten (10) days after appointment of the second arbitrator, then such third arbitrator shall be appointed pursuant to the procedures of the AAA Rules.

             13.2.3. In the event an arbitrator is appointed pursuant to the last sentence of the foregoing subsection 13.2.2, such arbitrator shall be a person with experience in


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        commercial agreements and, in particular, the implementation and interpretation of contracts relating to the design, engineering, construction, operation and maintenance of international electrical power generating facilities which have been financed on a limited recourse basis (and if the dispute concerns a technical issue, a person who has knowledge and experience in technical matters). No arbitrator shall be a present or former employee or agent of, or consultant or counsel to, either party hereto or any affiliate thereof.

             13.2.4. The arbitration shall be conducted in New York, New York, U.S.A., and shall apply English as the language of the arbitration proceedings. All documents or evidence presented at such arbitration in a language other than in English shall be accompanied by a certified English translation thereof. The arbitrators shall apply, and shall be bound by, the applicable rules of law and the terms of this Agreement. Unless both parties hereto agree otherwise in writing, the arbitrators shall be permitted to order the parties to an arbitration to engage in discovery (including the taking of depositions). The arbitrators shall decide the dispute by majority of the arbitral tribunal and shall state in writing the reasons for its decision. Any monetary award of the arbitral tribunal shall be denominated in U.S. dollars and shall be paid by the earlier of (i) the time period specified by the arbitral tribunal and (ii) thirty (30) days after the arbitral tribunal notifies the parties of receiving such award. The parties agree to direct the arbitral tribunal to complete the arbitration proceeding, and issue a decision, within sixty (60) days after the submission of the request for arbitration.

             13.2.5. The parties hereby waive any rights to appeal or to review such award by any court or tribunal, and such award shall be final and binding. The parties hereto further undertake to carry out without delay the provisions of any arbitral award or order, and each agrees that any such award or order shall be conclusive and may be enforced in any jurisdiction (and the parties shall submit to any such jurisdiction) by suit on the arbitral award or by any other manner provided by law. A party may disclose the contents of an award of the arbitral tribunal on to affiliates, governmental authorities or other persons as required by applicable law.

             13.2.6. The costs of such arbitration shall be determined by and allocated between the parties by the arbitral tribunal in its award.

             13.2.7. Unless the parties hereto otherwise agree, no dispute, controversy or claim hereunder shall be consolidated with any other arbitrable proceeding involving any third party.


SECTION 14.  MISCELLANEOUS.
             --------------

        14.1. Notices. All notices, demands and other communications hereunder regarding any breach, consent, waiver, termination, indemnification, or any proposed amendment to, or modification of, this Agreement, shall be in writing or by facsimile, and shall be deemed to have been duly given, (i) on the day such notice is delivered personally, (ii) on the business day such notice is sent by facsimile, provided such notice is sent during the normal business hours of the recipient (and if sent after such hours, on the following business day), with a confirmation copy sent by overnight courier or certified mail, (iii) one business day after being sent by overnight courier, or (iv) four business days after being mailed by certified mail, return receipt requested, postage prepaid, as follows:


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         If to Raytheon, to:

                  Raytheon Company
                  141 Spring Street
                  Lexington, MA  02173
                  Attention:  General Counsel
                  Telephone:        (781) 860-2681
                  Facsimile:        (781) 860-2924

         with a copy sent contemporaneously to Raytheon's counsel at:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA  02110
                  Attention:  John R. Utzschneider, Esq.
                  Telephone:        (617) 951-8852
                  Facsimile:        (617) 951-8736


         If to Contractor, to:

                  Washington Group International
                  Attn: Louis E. Pardi
                  Executive Vice President
                  510 Carnegie Center Blvd
                  Post Office Box 5287
                  Princeton,  NJ  08543-5287
                  Telephone:        (609) 720-3337
                  Facsimile:        (609) 720-3101

        14.2. Governing Law; Exclusive Venue; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the conflict of law rules thereof other than Section 5-1401 of the General Obligations Law of the State of New York. Any action or other proceeding brought under or in connection with this Agreement and the transactions contemplated hereby shall be brought and heard only in an appropriate state or federal court located in the State of New York, U.S.A. Each of Contractor and Raytheon acknowledge and agree that such courts shall have exclusive jurisdiction to interpret and enforce the provisions of this Agreement, and each of them hereby waives any and all objections that they might have as to personal jurisdiction or venue in any of the above courts. Nothing contained in this Section 14.2 is intended to limit the applicability of
Section 13 hereof. In the event of any conflict between the second and third sentences of this Section 14.2 and the terms and provisions of Section 13, the terms of Section 13 shall control.

        14.3. Attorneys Fees. If any action or proceeding at law or equity, including declaratory relief, in any administrative or judicial proceeding, in any jurisdiction, is brought to interpret or enforce (i) the provisions of this Agreement, (ii) any arbitral award rendered pursuant to Section 13 hereof, or
(iii) any judgment rendered by a court of competent jurisdiction pursuant to
Section 14.2 hereof arising out of or in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in


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such action or proceeding (including any separate action brought to enforce this
Section 14.3), in additional to any other relief to which such party may be entitled.

        14.4. Reservation of Rights. Except as expressly set forth herein, no amendment, modification or waiver of any of the Parties' rights or obligations under the Construction Contract, the Guaranty, the Stock Purchase Agreement, or otherwise, shall be, or shall be deemed to be, granted or implied by reason of the execution, delivery or performance of this Agreement.

        14.5. Use of Information. The parties hereto agree that no information obtained as a result of the arrangements contemplated by this Agreement may be used by any other party in any subsequent litigation or arbitration except to the extent that (i) the applicable parties hereto, who are also parties to that litigation or arbitration, subsequently agree that such information may be used, or (ii) a court or arbitral body of competent jurisdiction determines that such information was otherwise discoverable.

        14.6. Captions. Captions contained in this Agreement are inserted only a matter of convenience and shall not affect the construction or interpretation of any of the provisions hereof.

        14.7. Incorporation by Reference. The exhibits and schedules attached to this Agreement are hereby incorporated herein as if set forth in full herein.

        14.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

        14.9. Waiver of Jury Trial. Each of Contractor and Raytheon hereby voluntarily waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement and the transactions contemplated herein. This section has been fully discussed by each of the foregoing (including consultation with its legal counsel) and these provisions shall not be subject to any exceptions. This waiver shall apply to any subsequent amendments, supplements or modifications to this Agreement.

        14.10. Special Indirect and Consequential Damages. Except as otherwise set forth herein, the Parties hereto hereby waive any right to claim special, indirect and consequential damages.

        14.11. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of each of the parties hereto and to their successors-in-interest and assigns, provided, however, that notwithstanding the foregoing, Contractor may not assign its rights or obligations under this Agreement without the prior written consent of Raytheon, and any such purported assignment shall be void ab initio. Raytheon only may assign or delegate its obligations under this Agreement subject to the terms of Section 2.2 hereof, and any other assignment shall be void ab initio

        14.12. Further Assurances. Each Party to this Agreement shall make, execute, acknowledge and deliver such other instruments and documents and take all such other action as may be reasonably required to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.


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        14.13. Amendments, Modifications and Waivers. No change, amendment or modification of this Agreement shall be valid or binding upon the Parties unless such change, amendment or modification shall be in writing and duly executed by each and every Party hereto. No waiver of any term, provision, condition or breach of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision, condition or breach of this Agreement. No failure or delay by a Party to exercise any right it may have hereunder, or by reason of the breach or default of any other party, shall operate as a waiver of default or modification of this Agreement or prevent the exercise of any right while such party continues to be in default, except as expressly set forth herein.

        14.14. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, shall, is intended to, or shall be construed to, confer upon or to give any person, firm or corporation, except the Parties hereto, any rights or remedies under or by reason of this Agreement.

        14.15. Entire Agreement. Other than as expressly set forth herein, this Agreement and the schedules, annexes, exhibits or attachments referred to herein, contain the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof, including, without limitation, the Interim Agreement to the extent provided in Section
2.1.5 hereof, and shall not be amended except in accordance with the terms hereof. The Interim Agreement shall remain in effect with respect to the period prior to the date set forth in Section 2.1.5 hereof.

        14.16. Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

        14.17. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

        14.18. Exclusivity of Remedies. The remedies contained in this Agreement, the WGI Guaranty, and any Raytheon Guaranty, are the sole and exclusive remedies as between and among the Parties in connection with the services to be performed pursuant to this Agreement; provided, however, that nothing in this Agreement shall limit (i) the right of Raytheon to assert claims (other than claims having the status of administrative claims in connection with the Bankruptcy Filing) or remedies against Contractor or its affiliates for costs incurred by Raytheon to complete the Project or arising from the rejection by Contractor and its affiliates, of the Construction Contract or related agreements or (ii) the right of Contractor or its affiliates or Raytheon or its affiliates to pursue claims or remedies arising under or relating to the Stock Purchase Agreement or any agreement entered into pursuant thereto. Nothing in clauses (i) or (ii) of the preceding sentence shall constitute an admission by any party that any of such rights, claims or remedies actually exist, particularly in light of the rejection of the Stock Purchase Agreement in the Bankruptcy Court.

                           [Signature Page to Follow]


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         IN WITNESS WHEREOF, the Parties hereto have caused this Project
Completion Agreement (Red Oak) to be executed in its names by their duly authorized representatives as of the date first written above.


RAYTHEON COMPANY ("RAYTHEON"),
a corporation organized under the laws of Delaware

By:      /s/ David Dickman
         -------------------------------------------
         Name: David Dickman
         Title: Director, Contracts


WASHINGTON GROUP INTERNATIONAL, INC. ("CONTRACTOR"), a corporation organized under the laws of Ohio

By:      /s/ Kevin T. Colby
         -------------------------------------------
         Name: Kevin T. Colby
         Title: VP Contracts